Exhibit (h)(3)(h)

ALPINE EQUITY TRUST

TRANSFER AGENCY AND SERVICE AGREEMENT
AMENDMENT NO. 1

          THIS AMENDMENT dated as of December ____, 2010, to the Transfer Agency and Service Agreement, dated as of December 8, 2010 (the “Agreement”), is entered into by and among each management investment company identified on Schedule A (each a “Fund”), and Boston Financial Data Services, Inc., a corporation (the “Transfer Agent”).

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, each Fund desires to amend the Agreement to add Alpine Global Consumer Growth Fund, a series of Alpine Equity Trust; and

WHEREAS, Section 16.1 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, each Fund and the Transfer Agent agree as follows:

          Schedule A of the Agreement is hereby superseded and replaced with Schedule A attached hereto.

          Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EACH OF THE ENTITIES SET FORTH ON SCHEDULE A HERETO	BOSTON FINANCIAL DATA SERVICES, INC.

By:	By:

Name: Samuel A. Lieber	Name:
Title: President	Title:

SCHEDULE A
Dated: December [     ], 2010

Fund	Type of Entity	Jurisdiction

Open End Funds:

Alpine Equity Trust	Business Trust	MA
- Alpine International Real Estate Equity Fund
- Alpine Realty Income and Growth Fund
- Alpine Cyclical Advantage Property Fund
- Alpine Emerging Markets Real Estate Fund
- Alpine Global Infrastructure Fund
- Alpine Global Consumer Growth Fund

Alpine Series Trust	Statutory Trust	DE
- Alpine Dynamic Dividend Fund
- Alpine Accelerating Dividend Fund
- Alpine Dynamic Financial Services Fund
- Alpine Dynamic Innovators Fund
- Alpine Dynamic Transformations Fund
- Alpine Dynamic Balance Fund

Alpine Income Trust	Statutory Trust	DE
- Alpine Ultra Short Tax Optimized Income Fund
- Alpine Municipal Money Market Fund

Closed End Funds:

Alpine Global Dynamic Dividend Fund	Statutory Trust	DE
Alpine Total Dynamic Dividend Fund	Statutory Trust	DE
Alpine Global Premier Properties Fund	Statutory Trust	DE